Exhibit 99.1
Park City Group Reports Fiscal Second Quarter 2017 Results
35% Year-Over-Year Revenue Growth, Profitability Continues to Scale
Adoption Accelerated with Annual Connection Goal Achieved in Six Months
ReposiTrak Increasingly Recognized as the Industry’s Food Safety and Compliance Solution

SALT LAKE CITY, UT – February 6, 2017 – Park City Group (NASDAQ: PCYG), a cloud-based software company that uses big data management to help retailers and their suppliers ‘sell more, stock less and see everything’, today announced results for its fiscal second quarter ended December 31, 2016.
Strategic and Financial Highlights:
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Fiscal second quarter revenue increased 35% year-over-year, reaching a record $4.8 million. “We continue to see strong revenue growth driven by demand for our new applications including ReposiTrak and our Vendor Portal,” said Randall K. Fields, Park City Group’s Chairman and CEO. “Total revenue was $4.8 million, our largest quarter ever, and an increase of 35% year over year, while revenue in the first half was $9 million, an increase of 36% from $6.6 million last year.”
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Net income was a record $1.4 million with incremental contribution margin exceeding 75%. “With net income margin of 29%, we continued to generate improving operating leverage in the second quarter. We are capitalizing on past investments in processes and technology, and the convergence of our businesses,” said Mr. Fields. “Given the benefits we are seeing to execution and profitability; we are planning another round of infrastructure enhancements to handle our expected growth.”
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Burgeoning customer network and accelerating connections reflect growing mandate. “During the quarter, we added new large retail customers to our network and launched applications that enhance our value proposition,” said Mr. Fields. “Our growing network puts us in touch with more and more industry participants. At the same time, improvements in our processes are allowing us to onboard suppliers at an accelerating rate, enabling our HUBs to achieve higher levels of compliance even faster."
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ReposiTrak positioned as industry’s leading compliance management platform. “Food safety enjoys broad, bi-partisan support and existing regulations under the new Food Safety Modernization Act have not been impacted by the new administration’s regulatory position,” said Mr. Fields. “In addition to being the standard food safety solution, ReposiTrak is increasingly being viewed as a broader platform for overall compliance and risk management. Integration with SQF has made us the leading platform for food safety audits, and we are becoming deeply imbedded in our customers’ business processes.”
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Expanded applications and business convergence provide support for multi-year growth. “The convergence of our business has created greater opportunities and increasing demand for our supply-chain services,” said Mr. Fields. “In addition to strong demand for our Vendor Portal, which is a unified service delivery platform, we are making a series of significant new product introductions that enhance our offering and which will make us increasingly important to our customers.”
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Outlook for continued positive financial momentum in fiscal 2017. “Looking forward, we expect revenue and profitability in the second half of the fiscal year to be stronger than the first half,” said Mr. Fields. “We have already exceeded our fiscal 2017 goal of doubling supplier connections, and we are seeing this momentum translate into accelerated revenue growth and operating leverage. As a result, we are confident that fiscal 2017 will be a record year, by a substantial margin.”

Financial Results Summary:
Fiscal Second Quarter 2017 Results: Total revenue increased 35% to $4.8 million for the three months ended December 31, 2016, as compared to $3.5 million during the same period a year ago. Total operating expenses were $3.4 million, a 4% increase from $3.3 million a year ago. Net income for the quarter was $1.4 million, versus $281,000 a year ago, and net income to common shareholders for the quarter was $1.2 million, or $0.06 per common share, as compared to $111,000, or $0.01 per share, a year ago.
Fiscal 2017 Year-to-Date Results: Total revenue increased 36% to $9.0 million for the first six months of fiscal 2017, as compared to $6.6 million during the same period a year ago. Total operating expenses were $6.9 million, a 2% increase from $6.8 million a year ago. Net income for the first six months of fiscal 2017 was $2 million, versus a loss of ($126,000) a year ago, and net income to common shareholders was $1.6 million, or $0.08 per share, versus a loss of ($496,000), or ($0.03) per share, a year ago.
Cash and Liquidity: The Company ended the fiscal second quarter of 2017 with $12.1 million in cash and cash equivalents, versus $11.4 million at the end of the fiscal 2016.
Conference Call:
The Company will host a conference call at 4:15 P.M. Eastern today, February 6, 2017 to discuss the results. Investors and interested parties may participate in the call by dialing 1-877-879-6217 and referring to Conference ID: 4426539 The conference call is also being webcast and is available via the investor relations section of the Company’s website, www.parkcitygroup.com.
About Park City Group:
Park City Group (PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain, delivering actionable information to ensure products are available when and where consumers demand them, helping retailers and suppliers to ‘Sell More, Stock Less, and See Everything’. Park City Group’s technology also assists all participants in the food and drug supply chains to comply with food and drug safety regulations through the Company’s ReposiTrak subsidiary. More information is available at www.parkcitygroup.com and www.repositrak.com.
Specific disclosure relating to Park City Group, including management’s analysis of results from operations and financial condition, are contained in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2016 and other reports filed with the Securities and Exchange Commission. Investors are encouraged to read and consider such disclosure and analysis contained in the Company’s Form 10-Q and other reports, including the risk factors contained in the Form 10-Q.
Investor Relations Contact:
Jeff Elliott
Three Part Advisors, LLC
972-423-7070
Dave Mossberg
Three Part Advisors, LLC
817-310-0051

Non-GAAP Financial Measures
While this press release does not include non-GAAP financial measures, the financial presentation below contains certain financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission, including non-GAAP EBITDA and non-GAAP earnings per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures will be provided upon the completion of the Company’s annual audit.
Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, non-cash stock based compensation and other one-time cash and non-cash charges. Non-GAAP EPS excludes items such as non-cash stock based compensation, amortization of acquired intangible assets and other one-time cash and non-cash charges. The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. Because Park City Group has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures in the financial presentation below allows investors to compare the Company’s financial results with the Company’s historical financial results reported using non-GAAP financial measures, as well as with the financial results reported by others.
Forward-Looking Statement
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (“Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

FY ENDS June	6 Months Ended 12/31/2016	12/31/2015
Cash Flows From Operating Activities:		
Net Income (Loss)	$ 1,992,781	$ (126,109)
Adjustments to Reconcile Net Income (Loss), in Operating Activities:		
Depreciation and Amortization	229,441	256,514
Stock Compensation Expense	578,080	484,859
Bad Debt Expense	155,700	33,576
Loss on Short-Term Marketable Securities	-	(556)
Decrease (Increase) in Trade Receivables	(2,269,610)	(955,116)
Decrease (Increase) in Prepaid Expenses and Other Assets	43,232	14,928
Increase (Decrease) in Accounts Payable	(97,020)	9,756
Increase (Decrease) in Accrued Liabilities	21,385	(12,498)
Increase (Decrease) in Deferred Revenue	(274,922)	375,447
Net Cash From (Used In) Operating Activities	**$ 379,067**	**$ 80,801**
Cash Flows From Investing Activities:		
Capitalization of Software Costs	-	(77,382)
Cash from Sale of Marketable Securities	-	668,634
Purchase of Property and Equipment	(19,499)	(24,065)
Purchase of Marketable Securities	-	(4,672,474)
Net Cash From (Used In) Investing Activities	**$ (19,499)**	**$ (4,105,287)**
Cash Flows From Financing Activities:		
Proceeds from Employee Stock Plans	113,987	93,194
Proceeds from Exercise of Options and Warrants	35,000	33,002
Net Increase in Line of Credit	250,000	-
Dividends Paid	(5,288)	(5,288)
Payments on Notes Payable and Capital Leases	(133,891)	(112,427)
Net Cash From (Used In) Financing Activities	**$ 259,808**	**$ 8,481**
Net Increase (Decrease) in Cash	**$ 619,376**	**$ (4,016,005)**
Cash at Beginning of Period	11,443,388	11,325,572
Cash at End of Period	**$ 12,062,764**	**$ 7,309,567**